Exhibit 99.1

February 8, 2013

JPMorgan Chase Bank, N.A.
as Administrative Agent under the Credit
Agreement referred to below
Loan and Agency Services Group
1111 Fannin, 10th Floor
Houston, TX 77002
Attention: Sharon Craft

Maturity Date Extension Request

Reference is made to the Five-Year Credit Agreement dated as of March 27, 2012, as amended as of September 24, 2012 (the “Credit Agreement”), among Aetna Inc. (the “Company”), the lenders party thereto (the “Lenders”), the syndication and documentation agents party thereto and JPMorgan Chase Bank, N.A., as administrative agent. Terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

Pursuant to Section 2.08(d) of the Credit Agreement, the Company hereby requests that the Lenders agree to extend the Maturity Date from March 27, 2017 to March 27, 2018 and extend the Commitments for an additional period of one year. This notice is being provided to the Administrative Agent in accordance with Section 2.08(d) of the Credit Agreement, and the Company understands that the Administrative Agent will notify each of the Lenders of this notice.

AETNA INC.,

By: /s/ Alfred P. Quirk, Jr.
Name: Alfred P. Quirk, Jr.
Title: Vice President, Finance and Treasurer